UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2009

Perini Corporation

(Exact name of registrant as specified in its charter)

____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

73 Mt. Wayte Avenue, Framingham, MA 01701

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (508) 628-2000

None

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2009, Perini Corporation (the “Company”) appointed Steven M. Meilicke, age 34, as Vice President, Corporate Controller of the Company, replacing Peter J. Martinkus who has served as the Company’s Vice President, Corporate Controller since November 21, 2006. In this capacity, Mr. Meilicke will serve as the Company’s principal accounting officer. Mr. Meilicke will be eligible to participate in the Company’s existing equity and cash incentive plans.

Mr. Meilicke, a certified public accountant, began working for the Company in January 2009. Prior to joining the Company, from April 2008 to December 2008, Mr. Meilicke served as Finance Manager for a division of General Electric’s Real Estate group in California. In such position, he was responsible for providing technical accounting advice on compliance with U.S. Generally Accepted Accounting Principles (“GAAP”) and real estate transaction support services. From November 2000 to April 2008, Mr. Meilicke served in various positions at Deloitte & Touche LLP (“Deloitte”), ultimately serving as Senior Audit Manager for its Real Estate and Construction Group prior to joining General Electric Company. While at Deloitte, Mr. Meilicke spent time in the firm’s National Office Advisory group serving as a technical advisor to Real Estate and Construction clients on SEC filings and GAAP accounting issues. Mr. Meilicke also supervised financial statement audits of large publicly traded companies.

Item 8.01	Other Events

On March 23, 2009, the Company issued a press release announcing certain executive appointments, including the appointment of Mr. Meilicke as described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press Release of Perini Corporation, dated March 23, 2009.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on March 26, 2009.

PERINI CORPORATION

/s/ Kenneth R. Burk
By:	Kenneth R. Burk
Its:	Executive Vice President and
Chief Financial Officer

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